UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

LIQUIDITY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6931 Arlington Road, Suite 200, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On February 20, 2020, Liquidity Services, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), pursuant to notice duly given.  The matters voted upon at the Annual Meeting and the final voting results are as follows:

1.              Election of Directors.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Phillip A. Clough	24,221,751	3,257,118	2,402,270
George H. Ellis	24,603,703	2,875,166	2,402,270
Jaime Mateus-Tique	23,566,749	3,912,120	2,402,270

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2023 or until the director’s successor has been duly elected and qualified.

2.              Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2020.

Votes For	28,674,839

Votes Against	327,159

Abstentions	879,141

Broker Non-Votes	0

Stockholders ratified the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2020.

3.              Approval of an Advisory Resolution on Executive Compensation.

Votes For	24,730,238

Votes Against	2,744,937

Abstentions	3,694

Broker Non-Votes	2,402,270

Stockholders approved the advisory resolution on executive compensation.

4.              Approval of an Amendment and Restatement of the Company’s Second Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “Second A&R Plan”).

Votes For	21,400,946

Votes Against	5,235,381

Abstentions	842,542

Broker Non-Votes	2,402,270

Stockholders approved the amendment and restatement of the Second A&R Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: February 20, 2020	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	Vice President, General Counsel and Corporate Secretary

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